UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2018 (September 19, 2018)

CLEAN COAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-50053	26-1079442
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

295 Madison Avenue (12th Floor), New York, NY		10017
(Address of principal executive office)		(Zip Code)

Registrant's telephone number, including area code: (646) 727-4847

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2018, Clean Coal Technologies, Inc. (the “Company”) announced the appointment of Mr Robert Liscouski to the Companys Board of Directors. Mr. Liscouski brings over thirty years of proven leadership experience in government, public and private sectors to the board.

Mr Liscouski was appointed by President George W Bush as the first Assistant Secretary for Infrastructure Protection when the US Department of Homeland Security was founded in 2003. His was responsible for the design, development, implementation and oversight of the Office of Infrastructure, including The National Cyber Security Division, implementation of the National Infrastructure Protection Plan and the development of the DHS Risk Management Framework.

Mr Liscouski served as President and Director of Implant Sciences Corporation and was Director of Information Assurance at the Coca-Cola Company. He also served as Vice-President of the Law Enforcement Division of Orion Scientific Systems. Earlier in his career he served as a Diplomatic Security Service Special Agent with the US Department of State. More recently he was appointed CEO of Quantum Computing Inc. in February 2018.  Quantum Computing Inc. is the first pure public company in the quantum computing market and is uniquely focused on developing processes to commercialize quantum computing and application services.

Mr Liscouski is currently a visiting fellow at the Center for Strategic and International Studies a Washington DC think tank and served as a board member of the Intelligence Science Board supporting the Director of the Central Intelligence Agency and the Director of National Intelligence. Mr Liscouski is a frequent contributor to CNBC, CNN and Fox News.

Mr Liscouski received his BS degree from John Jay College of Criminal Justice and his Master of Public Administration from the John F. Kennedy School of Government, Harvard University

Pursuant to the appointment, the Company shall compensate Mr Liscouski for his service as a director by the grant of 100,000 shares of the Company’s restricted common stock vesting on appointment, plus the payment of an annual directors fee of $25,000, payable upon adequate funds in the Company.

Edward Jennings has retired form the Board of Directors for health reasons effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: September 21, 2018

CLEAN COAL TECHNOLOGIES, INC.

By: /s/ Robin Eves

Robin Eves

Chief Executive Officer